Exhibit 99.1

News Release CRESTWOOD EQUITY PARTNERS LP 700 Louisiana Street, Suite 2550 Houston, TX 77002 www.crestwoodlp.com

Crestwood Equity Completes Merger

with Crestwood Midstream

HOUSTON, TEXAS, September 30, 2015 — Crestwood Equity Partners LP (NYSE: CEQP) (“Crestwood Equity”) and Crestwood Midstream Partners LP (NYSE: CMLP) (“Crestwood Midstream”) (collectively “Crestwood”) today announced the closing of the merger between Crestwood Equity and Crestwood Midstream following approval of the merger by Crestwood Midstream’s unitholders.  Crestwood Equity’s common units will continue to trade on the New York Stock Exchange under the symbol CEQP, while Crestwood Midstream’s common units will cease to be traded on the New York Stock Exchange after the close of business on September 30, 2015.

“We appreciate the support of a substantial majority of the Crestwood Midstream unitholders who voted in favor of the merger. We believe the merged partnership will be better positioned to create long-term value for our unitholders with the simplified structure and lower costs that result from the combination,” commented Robert G. Phillips, Chairman, President and Chief Executive Officer. “Crestwood remains focused on delivering solid operational results during the remainder of 2015 and new project development opportunities around our existing platform despite the uncertainty created by the current commodity cycle and its impact on midstream MLP valuations in the capital markets. With the merger complete, Crestwood is well positioned in 2016 and beyond to expand our business through long-term infrastructure investments in the areas that we operate.”

Michael France, Managing Director of First Reserve, the substantial owner of Crestwood’s general partner added, “We are pleased to see significant limited partner support for the merger and believe this is the next step to realizing the full potential of Crestwood’s business. We know it is a difficult period for the energy industry, but we remain committed to assisting in the growth and development of Crestwood’s operating platform, which First Reserve believes is located in some of the most prolific shale plays in the US. While it might take some time to fully realize the benefits of these opportunities, given the current commodity cycle, the simplified partnership structure should make Crestwood more competitive for growth opportunities and therefore more attractive to long-term midstream investors.”

Under the terms of the merger agreement, each Crestwood Midstream common unitholder (other than Crestwood Equity and its affiliates) will receive 2.75 common units of Crestwood Equity for every one common unit of Crestwood Midstream owned. Beginning in the third quarter of 2015, Crestwood Midstream unitholders will begin receiving quarterly distributions for all Crestwood Equity units received through the merger transaction. Crestwood Equity’s annual distribution is currently $0.55 per common unit and is paid in accordance with Crestwood Equity’s partnership agreement. Crestwood Midstream’s incentive distribution rights were cancelled upon completion of the merger, and Crestwood Midstream now operates as a wholly-owned subsidiary of Crestwood Equity. In conjunction with the merger, Crestwood Midstream today entered into an amended and restated credit

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NEWS RELEASE

agreement establishing a $1.5 billion revolving credit facility. The five-year credit facility will be available to fund Crestwood’s on-going working capital and capital requirements.

Forward-Looking Statements

The statements in this communication regarding future events, occurrences, circumstances, activities, performance, outcomes and results are forward-looking statements. Although these statements reflect the current views, assumptions and expectations of Crestwood’s management, the matters addressed herein are subject to numerous risks and uncertainties which could cause actual activities, performance, outcomes and results to differ materially from those indicated. Such forward-looking statements include, but are not limited to, statements about the future financial and operating results, objectives, expectations and intentions and other statements that are not historical facts. Factors that could result in such differences or otherwise materially affect Crestwood’s financial condition, results of operations and cash flows include, without limitation, fluctuations in crude oil, natural gas and NGL prices (including, without limitation, lower commodity prices for sustained periods of time); the extent and success of drilling efforts, as well as the extent and quality of natural gas and crude oil volumes produced within proximity of Crestwood assets; failure or delays by customers in achieving expected production in their oil and gas projects; competitive conditions in the industry and their impact on our ability to connect supplies to Crestwood gathering, processing and transportation assets or systems; actions or inactions taken or non-performance by third parties, including suppliers, contractors, operators, processors, transporters and customers; the ability of Crestwood to consummate acquisitions, successfully integrate the acquired businesses, realize any cost savings and other synergies from any acquisition; changes in the availability and cost of capital; operating hazards, natural disasters, weather-related delays, casualty losses and other matters beyond Crestwood’s control; timely receipt of necessary government approvals and permits, the ability of Crestwood to control the costs of construction, including costs of materials, labor and right-of-way and other factors that may impact Crestwood’s ability to complete projects within budget and on schedule; the effects of existing and future laws and governmental regulations, including environmental and climate change requirements; the effects of existing and future litigation; and risks related to Crestwood’s substantial indebtedness, as well as other factors disclosed in Crestwood’s filings with the U.S. Securities and Exchange Commission. You should read filings made by Crestwood with the U.S. Securities and Exchange Commission, including Annual Reports on Form 10-K and the most recent Quarterly Reports and Current Reports for a more extensive list of factors that could affect results. Readers are cautioned not to place undue reliance on forward-looking statements, which reflect management’s view only as of the date made. Crestwood does not assume any obligation to update these forward-looking statements.

NEWS RELEASE

About Crestwood Equity Partners LP

Houston, Texas, based Crestwood Equity Partners LP (NYSE: CEQP) is a master limited partnership that owns and operates midstream businesses in multiple unconventional shale resource plays across the United States. Crestwood Equity is engaged in the gathering, processing, treating, compression, storage and transportation of natural gas; storage, transportation, terminalling, and marketing of NGLs; and gathering, storage, terminalling and marketing of crude oil.

Source: Crestwood Equity Partners LP

Crestwood Equity Partners LP
Investor Contact

Josh Wannarka, 713-380-3081
josh.wannarka@crestwoodlp.com
Vice President, Investor Relations

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